EXHIBIT 8.1

FORM OF OPINION OF LATHAM & WATKINS LLP REGARDING CERTAIN FEDERAL INCOME TAX MATTERS

, 2015 Iberdrola USA, Inc. 52 Farm View Drive New Gloucester, Maine 04260 Re: Form of Merger Tax Opinion	330 North Wabash Avenue Suite 2800 Chicago, Illinois 60611 Tel: +1.312.876.7700 Fax: +1.312.993.9767 www.lw.com FIRM / AFFILIATE OFFICES
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Ladies and Gentlemen:

We have acted as special tax counsel to Iberdrola USA, Inc., a New York corporation (“Iberdrola USA”), in connection with the proposed merger of UIL Holdings Corporation, a Connecticut corporation (“UIL”), with and into Green Merger Sub, Inc. (“Merger Sub”), a Connecticut corporation wholly owned by Iberdrola USA, with Merger Sub continuing as the surviving corporation (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of February 25, 2015 (the “Merger Agreement”), by and among UIL, Iberdrola USA and Merger Sub, which is described in a registration statement filed by Iberdrola USA with the Securities and Exchange Commission (“SEC”) on Form S-4 (Registration No. 333-205727) under the Securities Act of 1933 (the “Registration Statement”). Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement. This opinion is being delivered in connection with the proxy statement/prospectus of UIL (the “Proxy Statement/Prospectus”) included in the Registration Statement. References to any agreement or document include all schedules, exhibits, supplements and amendments thereto.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, warranties, covenants and assumptions contained in: (i) the Registration Statement; (ii) the Proxy Statement/Prospectus; (iii) Iberdrola USA and Merger Sub’s Officer’s Certificate; (iv) UIL’s Officer’s Certificate; (v) the Merger Agreement (including any Exhibits and Schedules thereto); and (vi) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

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In addition, we have assumed, with your consent, that:

1. Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2. The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Proxy Statement/Prospectus and the Registration Statement, and the Merger will be effective under the laws of the State of New York and under the laws of Connecticut, as applicable;

3. All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Time and thereafter (where relevant), and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time and thereafter (where relevant);

4. Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time and thereafter (where relevant), in each case without such qualification;

5. The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Proxy Statement/Prospectus and the Registration Statement; and

6. There will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations stated in the Proxy Statement/Prospectus and the Registration Statement, the statements in the Proxy Statement/Prospectus under the heading “Material United States Federal Income Tax Consequences of the Transaction – The Merger”, insofar as such statements purport to summarize U.S. federal income tax law, are our opinion.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1. This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position.

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Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, the Proxy Statement/Prospectus and the Registration Statement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either the Merger described in the Merger Agreement is not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied are not true and accurate at all relevant times.

This opinion is rendered in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm under the caption “Material United States Federal Income Tax Consequences of the Transaction – The Merger” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Very truly yours,